FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           ONE IBM PLAZA                       SACRAMENTO
DENVER                        330 N. WABASH AVENUE                     SAN DIEGO
JACKSONVILLE                 CHICAGO, ILLINOIS 60611               SAN FRANCISCO
LOS ANGELES                 TELEPHONE (312) 755-1900                 TALLAHASSEE
MADISON                                                                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH


                                November 16, 2000


Speedcom Wireless Corporation
1758 Independence Boulevard, C-5
Sarasota, Florida 34234

Ladies and Gentlemen:

          We have acted as counsel for Speedcom Wireless Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2000 Equity Incentive Plan (the "Plan").

          In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Certificate of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion. Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation in good standing under the laws of the State of Delaware.

          2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Yours truly,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER